UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Prudential Financial, Inc. (the “Company”) exercised its “lookback” put rights under the agreements relating to the Company’s minority joint venture interest in Wachovia Securities Financial Holdings, LLC (together with its subsidiaries, “Wachovia Securities”). The Company’s “lookback” put right entitles the Company to put its joint venture interest to Wells Fargo & Company (“Wells Fargo”) based on the appraised value of the joint venture, excluding the acquired A.G. Edwards brokerage business, as of January 1, 2008.

On December 15, 2009, the Company and Wells Fargo jointly announced that Wells Fargo will pay $4.5 billion in cash to purchase the Company’s interest in the joint venture at a closing to occur or on before December 31, 2009. Closing of the transaction is subject to the execution of definitive agreements. A copy of the joint press release, dated today, issued by the Company and Wells Fargo concerning the sale is attached hereto as Exhibit 99.1.

The Company estimates that such proceeds will produce a gain upon settlement in accordance with generally accepted accounting principles of approximately $2.3 billion or about $1.5 billion on an after-tax basis. The after-tax gain on sale would be reflected in net income but would be excluded from adjusted operating income. The Company estimates that initial net investable proceeds will be approximately $3.8 billion. The Company estimates that the statutory reporting impact from the realization of the proceeds will be a contribution of in excess of 100 points to the RBC ratio of its subsidiary, The Prudential Insurance Company of America (“Prudential Insurance”), as of December 31, 2009.

The proceeds to be received in respect of the Company’s interest in the Wachovia Securities joint venture are exclusive of certain payments to which the Company’s Asset Management segment is entitled under the Sweep Feature Agreement listed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Revenues received under that agreement, contributed to pre-tax adjusted operating income of the Company’s Asset Management segment in the amount of $46 million for the nine months ended September 30, 2009, $55 million in 2008, $51 million in 2007, $51 million in 2006 and $54 million in 2005. Payments under this agreement continue, unless otherwise agreed, for ten years after the termination of the joint venture.

In connection with the establishment of the Wachovia Securities joint venture, Wachovia Securities, LLC issued a subordinated promissory note in the principal amount of $417 million, which is held by Prudential Insurance. This note bears interest, payable quarterly, at three month LIBOR plus 105 basis points. Under the terms of the joint venture agreements, this note becomes payable, together with the accrued and unpaid interest, within thirty days of termination of the joint venture.

“Adjusted operating income”, referred to above, differs from, and should not be viewed as a substitute for, income from continuing operations or net income determined in accordance with generally accepted accounting principles, but is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Copy of press release, dated December 15, 2009, jointly issued by Wells Fargo and the Company concerning the sale by the Company of its minority joint venture interest in Wachovia Securities Financial Holdings, LLC to Wells Fargo.

Cautionary Note Regarding Forward Looking Statements

Certain of the statements included in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets, particularly in light of severe economic conditions and the severe stress experienced by the global financial markets since the second half of; (2) the availability and cost of external financing for our operations, which has been affected by the stress experienced by the global financial markets; (3) interest rate fluctuations; (4) reestimates of our reserves for future policy benefits and claims; (5) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (6) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (7) changes in our claims-paying or credit ratings; (8) investment losses, defaults and counterparty non-performance; (9) competition in our product lines and for personnel; (10) changes in tax law; (11) economic, political, currency and other risks relating to our international operations; (12) fluctuations in foreign currency exchange rates and foreign securities markets; (13) regulatory or legislative changes, including government actions in response to the stress experienced by the global financial markets; (14) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (15) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (16) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (17) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (18) changes in statutory or U.S. GAAP accounting principles, practices or policies; (19) changes in assumptions for retirement expense; (20) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions; and (21) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. As noted above, the period since the second half of 2007 has been characterized by extreme adverse market and economic conditions. The foregoing risks are even more pronounced in these unprecedented market and economic conditions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this Current Report on Form 8-K. The foregoing factors, as well as the risks of the Company’s businesses described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, should be considered by readers when reviewing forward-looking statements contained in this Current Report on Form 8-K. See also “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/	Brian J. Morris
	Name:	Brian J. Morris
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Copy of press release, dated December 15, 2009, jointly issued by Wells Fargo and the Company concerning the sale by the Company of its minority joint venture interest in Wachovia Securities Financial Holdings, LLC to Wells Fargo.